UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2014

RANCHER ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of	(Commission File	(IRS Employer Identi-
of incorporation)	Number)	fication Number)

P.O. Box 40, Henderson, Colorado 80640

(Address of Principal Executive Offices) (Zip Code)

(303) 629-1125

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 8 – OTHER EVENTS

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported on the Current Report on Forms 8-K dated October 3, 2013 and December 9, 2013 and on the Quarterly Report on Form 10-Q for the period ended December 31, 2013 of Rancher Energy Corp. (“Rancher”), Rancher was a party to a Participation Agreement for the drilling of two wells in the Niobrara formation in Moffat County in northwestern Colorado, named Kowach #3-25 and Voloshin #3-25. Also as previously reported, Rancher and PetroShare Corp. (“PetroShare”) entered into a non-binding letter of intent by which the two parties were negotiating and pursuing a business combination (the “LOI”).

On March 10, 2014 (as set forth in a Current Report on Form 8-K of that date), PetroShare notified Rancher that Rancher owes $283,791.00 for its share of completion costs of the two wells. Rancher currently has a substantial amount on deposit with PetroShare for costs relating to completion of the wells. PetroShare also alleged that it would suspend Rancher’s rights under the operating agreement for the two wells if Rancher fails to pay its share of the costs by April 9, 2014, and that such failure may be considered to be Rancher’s election not to participate in the completion of the wells. Shortly thereafter, on March 12, 2014, PetroShare notified Rancher in writing that PetroShare terminated the LOI and all negotiations for the proposed merger with Rancher.

In a letter dated March 14, 2014, Rancher made certain allegations with respect to PetroShare’s actions, and the parties discussed various alternatives. On May 5, 2014, the parties entered into an agreement to settle their claims which required, among other things, payment of $100,000 (which payment was received on May 6, 2014). The settlement agreement also requires payment by PetroShare to Rancher of $1,042,237 by June 16, 2014, as well as mutual releases that become effective upon receipt of the final payment. The settlement agreement acknowledges that neither Rancher nor PetroShare admits any liability to the other.

Rancher is not conveying any properties or assets to PetroShare, but (upon receipt of the final payment from PetroShare pursuant to the settlement agreement, of which there can be no assurance) Rancher will be acknowledging that the Participation Agreement and Rancher’s rights under the related joint operating agreement have been terminated.

Because PetroShare has not yet made the final payment to Rancher, the settlement agreement is not yet completed and therefore Rancher still has an interest in the Kowach #3-25 and Voloshin #3-25 and related leases. Consequently Rancher is not currently a shell company as that term is defined in the SEC’s rules and regulations.

Rancher intends to continue to consider business opportunities to acquire in the future.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.	Settlement Agreement dated May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

RANCHER ENERGY CORP.

By:	/s/ Jon C. Nicolaysen__________
Jon C. Nicolaysen, President and
Chief Executive Officer

Date: May 9, 2014